UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019

Lightstone Value Plus Real Estate Investment Trust V, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address of principal executive offices)

(Zip Code)

(732) 367-0129

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

Commencement of Self-Tender Offer and Suspension of Share Redemption Program

On December 13, 2019, the board of directors of Lightstone Value Plus Real Estate Investment Trust V, Inc. (the “Company”) approved a self-tender offer (the “Lightstone Offer”) to commence on or about December 16, 2019, for up to 2 million shares at a price of $7.75 per share, or approximately $15.5 million of shares. Unless extended or withdrawn, the Lightstone Offer will expire at midnight Eastern Time on or about Friday, January 17, 2020.

The Company is conducting the Lightstone Offer in order to make liquidity available to stockholders in excess of that permitted under the share redemption program (the “SRP”), as well as to deter Everest REIT Investors I, LLC, a third party that is currently conducting a tender offer for shares of the Company’s common stock, and other potential future bidders that may try to exploit the illiquidity of the shares of the Company’s common stock and acquire them from stockholders at prices substantially below their fair value.

In connection with its approval of the Lightstone Offer, on December 13, 2019, the Company’s board of directors approved the suspension of the SRP effective immediately. Pursuant to the terms of the SRP, while the SRP is suspended, the Company will not accept any requests for redemption and any such requests and all pending requests will not be honored or retained, but will be returned to the requestor.

The Board of Directors will continue to consider the liquidity available to stockholders going forward, balanced with other long-term interests of the stockholders and the Company. It is possible that in the future additional liquidity will be made available by the Company through the SRP, issuer tender offers or other methods, though we can make no assurances as to whether that will happen, or the timing or terms of any such liquidity.

The Lightstone Offer will be further described in the offer to purchase and letter of transmittal filed with Securities and Exchange Commission (the “SEC”). The full details of the Lightstone Offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and other related materials, which the Company will make available to stockholders and file with the SEC upon commencement of the Lightstone Offer. For more information, see “Important Information” below.

Important Information

This filing is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The Lightstone Offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials that the Company intends to make available to its stockholders and file with the SEC. The full details of the Lightstone Offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and other related materials, which the Company will make available to stockholders and file with the SEC upon commencement of the Lightstone Offer. Stockholders are urged to read the offer to purchase, the letter of transmittal and other related materials when they become available because they will contain important information, including the terms and conditions of the Lightstone Offer. Stockholders may obtain free copies of the offer to purchase, the letter of transmittal and other related materials that the Company files with the SEC at the SEC’s website at www.sec.gov or by calling the information agent for the contemplated Lightstone Offer, who will be identified in the materials filed with the SEC at the commencement of the Lightstone Offer. In addition, stockholders may obtain free copies of the Company’s filings with the SEC from the Company’s website at www.lightstonecapitalmarkets.com.

Cautionary Note Regarding Forward-Looking Statements

The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. These statements are subject to the risk that the Lightstone Offer is oversubscribed. The forward-looking statements also depend on factors such as: our business strategy; our ability to obtain future financing arrangements;; our understanding of our competition; market trends; and projected capital expenditures. A number of other important factors could cause actual results to differ materially from the forward-looking statements contained in this document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST V, INC.

Dated: December 13, 2019	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer